Exhibit 99.1

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Conference Call Transcript DBRN - Q2 2009 Dress Barn Earnings Conference Call Event Date/Time: Feb. 18. 2009 / 4:30PM ET

CORPORATE PARTICIPANTS

 David Jaffee
 Dress Barn, Inc. - President, CEO

 Armand Correia
 Dress Barn, Inc. - CFO

 Keith Fulsher
 Dress Barn, Inc. - CMO

 Lisa Rhodes
 Maurice's - CMO

CONFERENCE CALL PARTICIPANTS

 Chris Kim
 JPMorgan - Analyst

 Scott Krasik
 CL King - Analyst

 Sam Panella
 Raymond James - Analyst

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

 Robin Murchison
 Sun Trust - Analyst

 Margo Murtaugh
 Snyder Capital - Analyst

 Brian Romnick
 BLR Capital Partners - Analyst

 PRESENTATION

Operator

Good afternoon, ladies and gentlemen. Welcome, everyone, to the Dress Barn, Inc.'s, second quarter fiscal 2009 conference call. At this time, all participants are in a listen-only mode. Later, the Company will hold a question and answer session and instructions will follow at that time. As a reminder this conference is being recorded and will be available for replay later today. Information on how to access the replay is available in the earnings news release issued earlier today.

I would like to remind participants that remarks made by management during the course of this call may contain forward-looking statements that are made pursuant to and within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 as amended. Such forward-looking statements involve known and unknown risks and uncertainties that could cause actual future results to differ materially from such statements. Those risks and uncertainties are described in today's news release as well as the Company's filing with the SEC. I would now like to turn the call over to Mr. David Jaffe, President and CEO. Mr. Jaffe, you may begin.

David Jaffee - Dress Barn, Inc. - President, CEO

Thank you, Tanya. Good afternoon. Thank you for joining us today to review our second quarter fiscal 2009 financial results. Joining me are: Armand Correia, CFO, Keith Fulsher and Lisa Rhodes, Chief Merchandising Officers for Dress Barn stores and Maurice's stores respectively. As an overview, we've in a unprecedented economic environment, which are second quarter financial results reflect, we are determined to react prudently. We posted a loss of $0.02 per share in the second quarter, well below our original plan. This compares to our EPS of $0.12 last year. The swings factor was comparable stores sales and the discounting necessary to clear inventory. Consolidated comp sales for the quarter were minus 4%, minus 6% at Dress Barn and minus 2% at Maurice's. In addition to mark down pressure and gross margin we saw some deleveraging of our SG&A.

That said, we were successful in keeping our inventory at a manageable level. Aggressive clearance has positioned us very well heading into spring with 14% less fall inventory at Dress Barn and 9% less at Maurice's. We have adjusted our plans for the spring season to reflect comps down in the mid single-digits. While this hopefully will prove conservative, we are, as I said, determined to be prudent and we would prefer to chase business rather than have to deal with excess levels of inventory. On the cost side, while (inaudible) an operator, we have taken expenses down with contingencies for further cuts if they're warranted. I'm pleased to note that our business seems to shown signs of stabilizing. While the numbers are small, January and February month to day comps are up low single-digit. Where we did get warm weather last week, our business responded with strong acceptance of spring fashions without incremental promotions. This indication is encouraging, but it will take several more months before we have a true read on our customers interest and ability to spend on fashion.

As I said in our last call, we believe that both divisions are very well positioned for this recession. Our fashion and value message continues to resonate well with our loyal customers. We believe we are attracting more customers who are searching for better value as well as current fashion. Our merchandising markets for spring are geared for this positioning and we believe this down turn and the coming shake and cut backs for many of our competitors present a unique opportunity for us to take market share. I'll turn it over to Armand for review of our financial performance. Armand?

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Armand Correia - Dress Barn, Inc. - CFO

Thank you, David. Total sales for the second quarter ended January 24th, 2009, decreased 1% year-over-year [$343.2 million]. Comp sales decreased 4% and in line with our previous reported guidance. However, higher than expected markdown activity during the quarter was primarily responsible for a loss of $1.1 million, or a $0.02 loss per share compared to earnings of $7.4 million or $0.12 per share for last year's comparable quarter. The increased level of markdowns were necessary to lower clearance levels going into February, the start of our spring season. By division Dress Barn stores quarterly sales decreased 4% to $196.5 million with comp sales decreasing 6%. The comp sales decrease resulted primarily from a decrease in the number of transactions. Other key sales components included average unit retail which increased 2.5%, while units per transaction decreased 2%. This net impact resulted in a slight increase in average dollar sales. Reviewing comp sales performance by geographic region, Dress Barn stores better performers were the Gulf states while the southeast, particularly Florida. This along with Phoenix, Las Vegas and southern California were the most challenging areas.

Maurice's stores quarterly sales increased 4% to $146.7 million. The increase was primarily driven by new store growth offset by comp store sales decrease of 2%. Maurice's key sales component included a decline in store traffic of 3%, while average unit retail declined 3% as well, reflecting the increased markdowns. However, units per transaction increased 1.5%, resulting in an overall 1.5% decrease in average dollar sales. Our traffic conversion rate for Maurice's improved 2.5%, helping offset the store traffic decline. Reviewing comp sales performance by geographic regions, Maurice's stores better performers were the midwest and mid-Atlantic, while the southeast and the northeast were the most challenging regions.

Moving on. Total Company gross profit was down 7% to $112.7 million or 32.8% of sales. The 240 basis point decline was primarily due to two factors. First, merchandise margin was down 170 basis points. This decrease was due to higher markdowns, again required during the quarter to drive in customer traffic as well as getting our inventories in line. The second factor was buy in occupancy cost deleverage of 70 basis points. Total SG&A expense came in at $103 million, a slight increase in dollars versus last year or 30% of sales, up 60 basis points. This increase was primarily due to deleverage on store operating expenses. And in terms of dollar increased per set, it was well below a combined net store growth of 5%.

The importance of controlling costs is and has been part of our corporate culture of accountability. As a result, our Company has never operated a high-cost structure organization. However, in anticipation of continued challenging times we have taken a proactive approach by meeting with all areas to identify and develop a three-phase contingency plan of cost-savings initiatives. Phase one actions are already implemented and are underway and are estimated to result in approximately $6 million in cost reductions on an annual basis, with $3 million impacting the second half of fiscal 2009. The remaining two phases are part of a more comprehensive cost-reduction plan that would be further evaluated depending on the severity of business conditions going forward.

For the quarter, we came in with an operating loss of $2.4 million, which compares to an operating income of $8.5 million for the comparable year-ago quarter. The 320 basis point swing, as a percent to sales versus last year, consists of 240 basis points from the decrease in gross profit, again primarily from higher markdowns, and deleverage on buying in occupancy costs as well as on SG&A. By division, Dress Barn stores had a quarterly operating loss of $11.8 million compared to last year's operating loss of $4.4 million. The dollar variance was all on the gross profit line. By contrast, Maurice's stores came in with a solid operating income of $9.4 million, despite a comp sales decline. This compares to last year's $12.9 million. The dollar variance to last year was a decrease in gross profit and an increase in SG&A due to new store growth. Our quarterly weighted average diluted shares outstanding were 59.9 million shares, a decrease of 3.4 million shares compared to last years 63.3 million shares. This year's decrease was due to no dilution impact on our 2.5% convertible senior note as a result of our average stock price being below the conversion price during the quarter, as well as a stock buyback at 546,000 shares earlier in the fiscal year.

During this tough environment, our liquidity remains strong with $303 million in cash and marketable securities which also includes $42 million of auction rate securities. Our business continues to generate strong cash flow, despite our quarterly operating loss, which readily funds or working capital needs and planned capital expenditures while still adding to our cash balance. During the second quarter we generated cash flow from operations of approximately $20 million. Our debt remains unchanged and includes $115 million in 2.5% convertible senior notes due 2024 with the first put and call feature December of 2011. In addition, we have a 5.3% fixed-rate mortgage loan due 2023, which is outstanding in the amount of $28 million on our Suffern, New York facility. We have $100 million credit facility, which is expandable to $150 million. We have not drawn on this line and it's supported approximately $32 million in outstanding letters of credit at the end of the quarter. Our credit facility contains a number of customary covenants and we remain comfortably in full compliance with all of them.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Depreciation came in as $12.1 million, with CapEx for the period of $9.3 million, and of the total quarterly CapEx approximately $6 million was for new stores. We have [held] back capital spending for the remainder of the fiscal year from a plan for the full year of $70 million to approximately $60 million. Turning to inventories, we are in excellent shape entering February with clearance levels well below last year. By division, Dress Barn's inventory was $105.8 million, down 2% to last year, however, down 4% on a per square foot basis, and down 4% on an average store basis. Clearance levels, on an average store basis, as David indicated, were down 14%. Maurice's inventory was $53.4 million, flat to last year, however down 9% on a per square foot and average store basis. Clearance levels on an average store basis at Maurice's were down 9%. Going forward, we are planning spring inventories down mid single-digits in line with our sales assumptions. Spring presents some opportunities with easier comp sales comparisons, especially for Dress Barn stores, which are up against a decrease of 6% last spring. This coupled with cleaner inventories and a later Easter could favorably impact our results. Thank you. I will now turn the call over to Keith Fulsher, Dress Barn's stores Chief Merchandise Officer.

Keith Fulsher - Dress Barn, Inc. - CMO

Thanks, Armand. As our sales began to drop below our expectations, we took the markdowns necessary to keep our inventories current. As a result, as we head into the spring season, our clearance inventories are well below last year and are overall inventory levels are in very good shape. For the quarter, sales in many categories, including dressy apparel, sweaters and career and nondenim casual bottoms showed softness. However several areas continue to be strong, including dresses, blazers and outerwear, all of which continue the positive trends from early fall. Overall, we transitioned earlier than last year to spring merchandise in the quarter and we were pleased with the results. Even so, the financial impact of this good early spring merchandise performance was more than offset by the need to clear slower moving fall categories.

We believe strongly that success in these difficult times depends on tightly controlled inventory levels. To further enhance our control we have been buying closer to need, ensured ample liquidity in our plans to chase trending items and categories and bought fewer upfront imports as a percentage of total buy. This strategy will make it easier for us to both avoid and absorb any bumps in the road that could surface due to the unpredictable business environment. Within the confines of our conservative inventory position, we are continuing to aggressively pursue some key business initiatives. Suit separates under the Jones Studio label are now in 500 Dress Barn and 400 Dress Barn Woman stores and are nicely exceeding our plan. Our revamped petite assortment which focuses on updated product is performing well in our stores, as is the newly added category of petite special occasion merchandise. As a result, we are expanding petites to an additional 50 stores this spring.

I would also like to touch on EVOS, our higher price contemporary lifestyle collection. EVOS is now in 400 Dress Barn stores and will be rolled out to our top 100 Dress Barn Woman stores in March. This is a new business for us and we continue to make changes to the assortments as we learn more about this customer. Overall we're confident that our investment in these key business initiatives, along with other customer driven changes to our merchandise mix should enable us to improve our gross margin during the spring season.

I would also like to comment on February business where we are encouraged by our month to date trend as our new spring assortments have been well received by our customer. While there are still some challenges for us, I'm pleased to note that dresses, our biggest category for the spring season, is off to a good start. Despite this pickup, we remain prudent and are continuing to plan our comps down in the mid single-digits for the quarter. I would now like to turn it over to Lisa Rhodes, Chief Merchandise Officer of Maurice's.

Lisa Rhodes - Maurice's - CMO

Thank you, Keith. As Armand mentioned, for the quarter Maurice's posted a 2% comp decrease on last year's 2% comp increase. While it's difficult not to be disappointed in the negative comp, we reacted early to the shift in sales trends and maintained tight inventories which helped minimize the margin erosion. Consistent with our first quarter comments, we continue to see changes in the customer shopping behavior. While the customer has not pushed us to be more promotionally driven, she is clearly more discerning in her style selection. This necessitated earlier and deeper markdowns on some of the fall and holiday assortment. Additionally, we are seeing reduced interest in some categories, primarily those that lack noticeable fashion drivers. Conversely, the areas in the store that performed best were those supported by our holiday strategy of identifying volume drivers within each concept shop, featuring them in store and pairing them with powerful marketing that stresses fashion and in our every day value message.

Our plus size division was a highlight in the quarter. The strong maturation of this business has continued and we regard it as an underserviced category in the marketplace. It presents an opportunity for Maurice's to gain additional market share. In its second full year, the plus size division is on pace to achieve fairly aggressive sales and margin targets for the year. As I mentioned, inventory management is very important to us right now, and they are very controlled and current heading into the third quarter. We carried 9% less inventory than last year on a square foot basis at the beginning of February. More importantly, inventory levels of fall clearance were also 9% lower than a year ago.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

As we look ahead to spring, we will continue to take a prudent stance with our inventory investment. In this changing retail climate, Maurice's strategy of developing product with short lead time suppliers provides the flexibility to maximize sales opportunities while minimizing risk. The early February floor set has been accepted very well. Fashion tops, a key driver. With customers more caution in spending behavior, we remain focused on reinforcing our fashion message, while providing the value prices, high service level, our customers expect from Maurice's. This true merchant mindset along with good liquidity and flexibility will be keys to delivering a strong spring/summer selling season as possible. Thank you, and I would now like to turn the call over to David.

David Jaffee - Dress Barn, Inc. - President, CEO

Thanks, Lisa. Marketing at Dress Barn for the first quarter -- sorry, second quarter, we anniversaried three major direct mail pieces. While pre-Christmas sales were challenging, these direct mail pieces generated an increase in total sales of [16%] versus last year. Additionally based on the promotional [tenner] we developed several contingency programs to make sure we were poised to react some we used like an additional friends and family and others we didn't. Our Dress Barn credit card market share was up a bit through January, representing 25% of total sales. Gift card sales were on the other hand very disappointing, down almost 20%. Add Maurice's, during the second quarter, we had two key direct mail pieces: our holiday mailer and a post Christmas mailer to our best customers. Our Maurice's market share through January is 27%, up slightly from last year, while gift card sales ended the holiday season off only 2%.

As we look to the third quarter, our focus at both brands is three-fold. First, we are reinforcing what we're known for, fashion at a great value through new campaigns that will resonate with each brands' customer demographic. Second, we're developing programs to gain and protect market share. Third, we're enhancing in-store, outreach and affinity programs to build customer loyalty. At Dress Barn, based upon recent market research, we are introducing a new national print campaign headline [econome], with an M-E, promoting guiltless spending with the tagline, "live within your means, dress beyond them. Dress Barn." We have two direct mail pieces planned with a slight shifts in timing due to the Easter shift, a fashion book and a spring sale mailer incorporating some new offers that had been previously tested. At Maurice's we're focused on communicating our fashion and value message with the tagline "love what you wear, adorable, affordable." For the third quarter we have one new and one anniversary direct mail pieces the first of which just dropped last week and is off to a good start.

Turning to real estate, for the fall season Dress Barn opened 20 stores and closed 12. We are in the process of 11 full remodels and will touch 175 stores more. For spring we anticipate 13 openings and 10 closings for a net square foot increase of 1% for the fiscal year. Maurice's opened 20 stores this fall and closed none. There are 45 remodels and refurbishments completed or on their way all in the new design. 35 openings and five closings are planned for spring, a 7% increase in net square feet for the year. The difficulties in the real estate market have led to some delays in new developments as would be expected. On the positive side, tenant problems have also created vacancies in attractive centers that we were previously locked out. And as a result, landlords are more amenable to negotiations for stores in challenging situations.

In conclusion, we are reaffirming our current guidance of the EPS in the range of $0.70 to $0.85. Nothing has happened in the six weeks since we last communicated this to change our outlook. Recall that this assumes comp sales will be down mid single-digits for the spring season with merchandise margins similar to last year. While a very recent trend is encouraging, the numbers are too small and too short lived to be convincing. On the other hand, the poor economic news continues every day. While I don't pretend to be an economist, we are more on the bear side as we begin to plan our fall business. In this environment we're greatly comforted by our strong balance sheet and ready access to capital and credit as previously discussed by Armand.

Our CapEx budget has been reduced to approximately $60 million for the fiscal year and will be used to support new store remodels in our POS and merchandising initiatives. All of these have an attractive ROI and we'll continue to invest in similar projects in our ongoing efforts to grow and strengthen DB, Inc. Net of this investment spending we anticipate free cash flow of $50 million for this fiscal year. This position enables us to consider various strategic alternatives. Our board has never supported a dividend and we do not feel that this is the right time for significant stock repurchase. We do have a very short list of companies that are of potential interest as a merger candidate, but rest assured none of them would be a [best] to Company size transaction. Thank you for your continued interest in Dress Barn Inc., and I will now open it up for questions. Tanya?

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

QUESTION AND ANSWER

Operator

 Thank you. (Operator instructions). All questions must be submitted at this time in order for it to be registered. (Operator instructions). And your first question will come from the line of Chris Kim with JPMorgan. Please proceed.

Chris Kim - JPMorgan - Analyst

Hi. Good afternoon, everyone.

David Jaffee - Dress Barn, Inc. - President, CEO

Hi, Chris.

Chris Kim - JPMorgan - Analyst

Just wanted to get some clarification on the guidance. So I think you just mentioned that the outlook for negative mid single-digit comps and that you're expecting merchandise margins similar to LY.

Armand Correia - Dress Barn, Inc. - CFO

Correct.

Chris Kim - JPMorgan - Analyst

Okay. Not similar to the trend we saw in the second quarter.

Armand Correia - Dress Barn, Inc. - CFO

No.

Chris Kim - JPMorgan - Analyst

Okay. Okay.

Armand Correia - Dress Barn, Inc. - CFO

Of course not.

Chris Kim - JPMorgan - Analyst

Okay. And in terms of the SG&A dollar growth, do you think that's something that is sustainable in the back half, just the one -- I believe it's 1.5% growth that we saw?

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Armand Correia - Dress Barn, Inc. - CFO

Well I feel it might even be more of an opportunity again because of the number of areas that we've already identified and again, that $6 million on an annualized basis, $3 million of that should be reflective in the second half.

Chris Kim - JPMorgan - Analyst

Okay.

Armand Correia - Dress Barn, Inc. - CFO

So I would look at SG&A to be flat to up slightly.

Chris Kim - JPMorgan - Analyst

Okay. And in terms of the share count, if the stock were to stay below the conversion price, we would be looking at a share counts that pretty similar to the second quarter, right?

Armand Correia - Dress Barn, Inc. - CFO

That's right.

Chris Kim - JPMorgan - Analyst

 Similar to the back half of the year.

Armand Correia - Dress Barn, Inc. - CFO

That's similar.

Chris Kim - JPMorgan - Analyst

And in terms of the marketing, I just saw the Dress Barn campaign and I think it looks really solid.

Armand Correia - Dress Barn, Inc. - CFO

Great. Thank you.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Chris Kim - JPMorgan - Analyst

I wasn't sure who -- I didn't even know it was you guys. I thought it was an Ann Taylor or more of a premium place, so definitely the aspirational component is coming out there.

Armand Correia - Dress Barn, Inc. - CFO

Good to hear.

Chris Kim - JPMorgan - Analyst

But in terms of the dollar spend, I think in prior quarters it sounded like you were looking to up the spending. So is that --

David Jaffee - Dress Barn, Inc. - President, CEO

It's really flat, Chris. What we've done is reallocate it. But the actual dollars for Dress Barn and Maurice's are pretty much flat. And al though we referred to our kind of future phase contingency plans, we could cut it back in the future, but as of now we have no plans to cut it back.

Chris Kim - JPMorgan - Analyst

Okay. And just finally you mentioned the new development and the real estate opportunities. Is there anything that you can quantify in terms of the number of stores that are falling into co-tenancy violations or opportunities to go to percentage trends or kickouts or anything like that?

David Jaffee - Dress Barn, Inc. - President, CEO

It's more anecdotal than a major shift. We've all seen the reports and everything, and we've always looked at our portfolio on a regular basis. So there are a few centers that are more subject to co-tenancy provisions, but it's not like 20% of the chain or anything that would move the needle.

Chris Kim - JPMorgan - Analyst

And just one more, actually. With respect to the positive comps that you're seeing right now, what is the driver behind that? Is traffic a component of that as well?

David Jaffee - Dress Barn, Inc. - President, CEO

Yes. Sure. And I alluded to the weather last week. You have a lot of traffic out of that. But basically, we're seeing spring really drive the business. The clearance is selling and we've been very aggressive in moving it out, but we think it's the newness that is bringing the customer in and getting her to convert.

Chris Kim - JPMorgan - Analyst

Okay. Great. Thanks so much, guys. Very helpful and best of luck.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

David Jaffee - Dress Barn, Inc. - President, CEO

Thanks Chris.

Operator

And your next question will come from the line of Scott Krasik with CL King. Please proceed.

Scott Krasik - CL King - Analyst

Hi, everybody. Just to offer my kudos as well in a terrible environment. David, can you just talk about digging into those positive comps in Jan and Feb. Can you tell if those are new customers coming in or if those are new customers responding to mailings?

David Jaffee - Dress Barn, Inc. - President, CEO

I can tell you it's definitely new customers responding to mailings. The incremental business -- I can't tell you, I don't have the visibility to tell you whether we're getting more new customers or more of our old customers coming in. But I can tell you that both at Dress Barn and Maurice's our mailers have been successful, but that's just recent. Remember, the number I gave you was for four weeks of Jan and three and a half weeks of Feb and the mailer only impacted a few weeks of that. So we're pleased with business, but again, guys, this is a very, very small number. January and February is not necessarily a good harbinger of what's going to happen in March and April.

Scott Krasik - CL King - Analyst

Sure. And then Armand, maybe on the expense side, on the plan -- the three-phase plan, you can give any sort of idea how quickly, if things aren't coming in let's say by April or March or April, you can start to really hit that and affect the end of the year, or would then any benefit not take place until fiscal 2010?

Armand Correia - Dress Barn, Inc. - CFO

To that question and to that point, the number of actions that are in these various phases, some of them can be readily put in place quickly, others take a little longer. So at this point, we've got the plan, we've got the actions. Hopefully we won't have to put them in place, but it really depends upon the action.

Scott Krasik - CL King - Analyst

So even as we go through the rest of the year it should give you some sort of confidence in the annual guidance range you've given us?

Armand Correia - Dress Barn, Inc. - CFO

Let me take that one. Right now I think anybody that tries to give any comfort on future guidance, I don't know what they're reading, but it's so difficult right now to get any visibility with any sense of accuracy on guidance, even with these particular cost reductions, I still would feel very uncomfortable with any guidance going forward.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Scott Krasik - CL King - Analyst

No, I understand. And then, Armand, you took a big writedown on the ARSs this quarter. Maybe talk about what prompted that and do you expect to recover these in full?

Armand Correia - Dress Barn, Inc. - CFO

Scott, no, it wasn't a writedown in the quarter. Actually we had some redemptions during the quarter and we're very pleased to see some activity beginning to happen in the auction rate securities sector. As a matter of fact, we already have another $7 million that we've been notified that will be redeemed January of 2010, and hopefully they'll be a little more activity going on. But we're obviously bringing that balance down and hopefully it will continue to go down.

Scott Krasik - CL King - Analyst

Bringing it down the right way.

Armand Correia - Dress Barn, Inc. - CFO

That's correct.

David Jaffee - Dress Barn, Inc. - President, CEO

And at par.

Armand Correia - Dress Barn, Inc. - CFO

That's right.

Scott Krasik - CL King - Analyst

All right, guys thanks. Good luck.

Operator

And your next question will come from the line of Sam Panella from Raymond James. Please proceed.

Sam Panella - Raymond James - Analyst

Okay. Good afternoon, everyone. Looking at new store productivity for Maurice's division and understanding what when I plug in the numbers it's tough to get a true read, but it looks like it's ticked down some. Can you just comment on how the new stores are doing at Maurice's?

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

David Jaffee - Dress Barn, Inc. - President, CEO

Well, Lisa, I'll start and feel free to jump in afterwards. The new stores at Maurice's are kind of split into two camps. One are in existing markets and the other are in new markets. So you may recall that in the last year we've moved into new markets of Florida and California and expanded the market of Texas for us. So we have a lot of new things happening that we think long term as our name gets known will grow to be very, very good stores, but many of those are not getting out of the blocks as strong as filler stores, the second category that are ramping up a little more rapidly because they know us. So in general, if you took it as a group, the new stores are performing close to our pro forma, but not quite at it. If you broke it down, there's going to be more of a disparity between the stores in our existing markets versus the ones that are out.

Sam Panella - Raymond James - Analyst

Okay. Thanks. That's helpful. And then, Armand, if you could give us depreciation by division and also gross margin by division. I apologize if I missed that.

 Armand Correia - Dress Barn, Inc. - CFO

 I didn't break it down by division, but I'll be happy to call you after this call to break it down for you.

Sam Panella - Raymond James - Analyst

Okay. And I guess just one other question. Earlier when you were talking about spring results and the easier same-store sales comparison -- I'm sorry, you mentioned a couple of things and how that could -- cleaner inventories, later Easter, how that could favorably impact results. Do you mean by that getting to the higher end of your guidance or possibly being able to do better? Just trying to understand -- get some clarification there.

Armand Correia - Dress Barn, Inc. - CFO

Well let's just hope we hit our guidance.

Sam Panella - Raymond James - Analyst

Understandable. I just wanted to make sure I understood your comments.

David Jaffee - Dress Barn, Inc. - President, CEO

I think right now we see a little bit of a ray of sunlight, and we're very, very excited because we've had a tough run for a while, particularly the Dress Barn division, to see the business respond, to see Maurice's continue to grow particularly on the plus side, it's very encouraging, and so we're kind of holding our breath for spring. The real numbers don't start for another month or so and then it builds quickly and for the next three or four months. So if we continue to perform at this level, up low single-digits, with similar margins, we'll be in very, very good shape, because as you recall, our guidance is based on being down mid single-digits. So you know how the leverage works with that kind of swing in comps.

Sam Panella - Raymond James - Analyst

Great. Thanks, and good luck.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

David Jaffee - Dress Barn, Inc. - President, CEO

Thanks, Sam.

Armand Correia - Dress Barn, Inc. - CFO

Sam, I don't mind call you after this call, obviously, but let me give you the depreciation because I have got it here.

Sam Panella - Raymond James - Analyst

Great.

Armand Correia - Dress Barn, Inc. - CFO

For the quarter the split of the $12.1 million breaks down by Dress Barn, $6.9 million, and Maurice's $5.1 million.

Sam Panella - Raymond James - Analyst

Great. Thank you.

Operator

(Operator Instructions). And your next question will come from the line of Robin Murchison of Sun Trust. Please proceed.

Robin Murchison - Sun Trust - Analyst

Thanks very much. Congratulations, everyone.

David Jaffee - Dress Barn, Inc. - President, CEO

Thanks, Robin.

Robin Murchison - Sun Trust - Analyst

Okay. So some of the positive comps happening right now, do you get a sense, or do your stores get a sensor do you get any feedback from your regionals or districts, just maybe an appetite, a little bit of pent-up demand, just tired and ready to move on? And spring, generally spring looks pretty good. It's colorful, and there are a few trends out there. What are your stores telling you?

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

David Jaffee - Dress Barn, Inc. - President, CEO

The stores, as well as the numbers, when we look at our merchandise reports, are telling us they want newness, they want fashion, and so when they come in, whether it's pent-up demand or bringing in gift cards or whatever, their certainly looking at the clearance and at the prices we have got clearance, they are buying clearance aggressively, but they're also buying newness. So we're, as I said earlier, we're not doing any special promotions. Actually our promos are lower level this year than they were last year on spring. So we're pretty optimistic that this bodes well, but as I keep saying, it is early. The stores are excited. We just had our Dress Barn [via sun] meeting and they're very pumped up about what they're seeing. I think at Maurice's we see trends, we see the new fashion selling. It gives you a lot of confidence that what the trends are now will continue for the spring. But it could also just be a blip because of the warm weather or gift cards or whatever. So let's not get too ahead of ourselves and see what happens in March and April.

Robin Murchison - Sun Trust - Analyst

No, I agree. I wouldn't want to get ahead. But we actually had conducive weather in November/December in terms of coolness and it did absolutely nothing for the group. So it is encouraging.

David Jaffee - Dress Barn, Inc. - President, CEO

Right.

Robin Murchison - Sun Trust - Analyst

But I agree not to get ahead. Product costs, what are you guys seeing in terms of merchandise costs? Of course we're hearing that it's down across the board. Just wonder how you're seeing things.

David Jaffee - Dress Barn, Inc. - President, CEO

Keith, why do not you start and then go to Lisa.

Keith Fulsher - Dress Barn, Inc. - CMO

Definitely, business overseas is very difficult. Costs are down substantially. So we're seeing that across the great majority of the categories that we do business in. So the question is how much of that can we hold, it's giving us also an opportunity to put more into our garments and increase our quality of perceived value, and that's really what we're all about.

Robin Murchison - Sun Trust - Analyst

Keith, is it in the stores -- is it product that's in the stores now or is there a little bit of a lag?

Keith Fulsher - Dress Barn, Inc. - CMO

There is a little bit of a lag.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Robin Murchison - Sun Trust - Analyst

Okay.

Keith Fulsher - Dress Barn, Inc. - CMO

So that's really going forward.

Robin Murchison - Sun Trust - Analyst

Okay.

Lisa Rhodes - Maurice's - CMO

And at Maurice's, very much the same from a direct import as well as from domestic importers, we're seeing some favorable costs in key categories. But it's not on the products that on the floor today. It's on future buys that will be here within the next few months.

Robin Murchison - Sun Trust - Analyst

Okay. And Lisa, also for you, I always like to ask you about what you're seeing in terms of -- I heard you call out the fashion tops. Anything going on with bottoms, maybe more specifically denim and any trends that you're seeing a favorable reaction to?

Lisa Rhodes - Maurice's - CMO

To date the bottoms business has been a bit more challenging. We're seeing a plateau in denim. So boot and -- boot cut and straight leg continue to be -- boot cut and flair are the leg openings that are most important, but in general bottoms have -- are a bit softer. The category that's just hitting the floors and is David has said, is probably a little too early to read, are skirts that look like they could drive some nice volume throughout the spring season.

Robin Murchison - Sun Trust - Analyst

Okay. I think that's it for now. Thank you very much. Good luck, guys.

David Jaffee - Dress Barn, Inc. - President, CEO

Thanks, Robin.

Operator

And your next question will come from the line of Margo Murtaugh with Snyder Capital. Please proceed.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Margo Murtaugh - Snyder Capital - Analyst

Yes, thank you very much. Just a couple of wrapping up questions. I wondered how much you're spending on marketing and advertising and how much it's up year to year. You can give us a sense of that?

David Jaffee - Dress Barn, Inc. - President, CEO

Sure. Go ahead, Armand.

Armand Correia - Dress Barn, Inc. - CFO

Yes. Actually for the quarter, the total marketing spend was down, as David said, against LY because it's basically a timing issue. On a cumulative basis for the six-month period, marketing spend in total is at $13.3 million, compared to $13.1 million last year. And as a percent to sales it remains in both year proximately 1.8% of sales.

Margo Murtaugh - Snyder Capital - Analyst

Okay. So are you going to spend a little bit more in the second half?

Armand Correia - Dress Barn, Inc. - CFO

No. I think we'll be pretty much at that level in the second half.

Margo Murtaugh - Snyder Capital - Analyst

Okay. And just how big is the plus size business at Maurice's and what is the opportunity? Where did you cut back on CapEx exactly? And is your free cash flow number -- your real free cash flow then after all CapEx and working capital, that's what what you can add to your cash balances, your free cash flow of $50 million?

David Jaffee - Dress Barn, Inc. - President, CEO

I'm writing as fast as I can. Working backwards, yes it's a free cash flow number. That's what our bank account is going to go up by. Our CapEx that we cut back on is primarily due to reduced number of new stores, remodels, as well as some timing differences with our POS rollout.

Margo Murtaugh - Snyder Capital - Analyst

Okay.

David Jaffee - Dress Barn, Inc. - President, CEO

And then for your first question on plus size, I'll start and turn it over to Lisa. This is a business that we think has the potential to be as strong, possibly even stronger, than our core business because it's only in about 20% of the store. So it's confined whereas in Dress Barn it's in closer to about 40% of the square footage. And therefore, can spread out a little bit more. So the Maurice's business has been growing very rapidly. It's only a year old and we're seeing high double digit comps and it actually continued to strengthen and grow faster as we learn more about the business as we're able to affect deliveries. Do you want to add to that?

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Lisa Rhodes - Maurice's - CMO

No, I think that says it all.

Margo Murtaugh - Snyder Capital - Analyst

Okay. Thanks.

David Jaffee - Dress Barn, Inc. - President, CEO

Thanks, Margo.

Operator

And your next question will come from the line of [Brian Romnick] with BLR Capital Partners. Please proceed.

Brian Romnick - BLR Capital Partners - Analyst

Hey, guys. How are you doing? Maurice's I think you said the inventory was down $9 per square foot.

David Jaffee - Dress Barn, Inc. - President, CEO

Yes.

Brian Romnick - BLR Capital Partners - Analyst

And where was Dress Barn.

David Jaffee - Dress Barn, Inc. - President, CEO

The number I gave was clearance which was down $14, but overall is down 4%.

Armand Correia - Dress Barn, Inc. - CFO

4%.

David Jaffee - Dress Barn, Inc. - President, CEO

Because remember we did the transition to spring a little bit earlier as mentioned.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Brian Romnick - BLR Capital Partners - Analyst

Okay. And the -- let's say up low single-digits through January and February, kind of could you break that down by division?

David Jaffee - Dress Barn, Inc. - President, CEO

Break what down?

Brian Romnick - BLR Capital Partners - Analyst

The low single-digit company --

David Jaffee - Dress Barn, Inc. - President, CEO

The comp increases? No we just give out quarterly numbers.

Brian Romnick - BLR Capital Partners - Analyst

Is it material by division? Because I know you're up against -- the reason I asked is because I think Maurice's is up against a plus 4% comp the last two quarters and Dress Barn is down about 5%, 6%, depending on the quarter.

David Jaffee - Dress Barn, Inc. - President, CEO

Yes. Actually Maurice's had slightly better numbers.

Brian Romnick - BLR Capital Partners - Analyst

Okay, great.

David Jaffee - Dress Barn, Inc. - President, CEO

But they're very close to each other.

Brian Romnick - BLR Capital Partners - Analyst

Okay, great. Armand, do you have the CapEx expected for Q3 and Q4 and the D&A also?

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Armand Correia - Dress Barn, Inc. - CFO

I do. Actually if we look at CapEx on a year-to-date basis, we're at $27.5 million, and so that would mean that for the back half we'll be up -- if we come up to the $60 million that David and I have talked about, we're talking about approximately $32 million, or a little bit above that $27 million, $28 million year-to-date number in the back half.

Brian Romnick - BLR Capital Partners - Analyst

So it would be about $16 million per quarter or it depends on how the stores pull out?

Armand Correia - Dress Barn, Inc. - CFO

The full year. So when we break out the $30 million, it would be -- I'm sorry, $15 million per quarter, roughly.

Brian Romnick - BLR Capital Partners - Analyst

Okay. And D&A?

Armand Correia - Dress Barn, Inc. - CFO

Probably about the same trend that we're looking at for the first two quarters.

Brian Romnick - BLR Capital Partners - Analyst

Okay. The comp increase that you guys are seeing, are you seeing like major differentials in the regions of the country where it's coming from, like you're weakest regions from the previous quarter, are those picking up?

David Jaffee - Dress Barn, Inc. - President, CEO

Well it's a little more focused than region. So if you look at the really bad spots, if you look where Obama is traveling to make his announcements, like Phoenix, southern Florida, Las Vegas, southern California, all of the places that are the hot spots for the subprime, that's where we're having the most difficult time. And most of those areas, it's more of a Dress Barn issue because Dress Barn has a much stronger concentration of stores there. But generally, we're not seeing any dramatic shifts one way or the other outside of those weak areas.

Brian Romnick - BLR Capital Partners - Analyst

So if you're down hypothetically let's say 8% in those areas, now it's down 5 or 3%. Everything has moved up incrementally.

David Jaffee - Dress Barn, Inc. - President, CEO

I don't have those specifics in front of me, Brian. But certainly in general you're right. Armand can drill down and get back to you if you want.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Brian Romnick - BLR Capital Partners - Analyst

Okay. And the auction rate securities, is that what, Armand, is it like the $42 million-ish?

Armand Correia - Dress Barn, Inc. - CFO

That's correct. It's called investment securities on the balance sheet.

Brian Romnick - BLR Capital Partners - Analyst

Got you.

David Jaffee - Dress Barn, Inc. - President, CEO

It will point on the balance sheet.

Brian Romnick - BLR Capital Partners - Analyst

Perfect. Thanks guys, good luck.

Operator

And your last question is a follow-up question from Robin Murchison with Sun Trust. Please proceed.

Robin Murchison - Sun Trust - Analyst

Thanks, again. I wanted to ask about suits, and I heard you talk about the suit separates, but just as a category, suited dressing, it seems to be casual day at a lot of retailers. So can you just talk to what -- how it's performing for you guys and what sort of safeguards you built in, if any if needed, to keep the category from hurting you too much? Thanks.

Armand Correia - Dress Barn, Inc. - CFO

Well we've cut back our investment in suits. We've cut the number of stores. We feel really now we're in a key suit stores that could support our product and we have a strong customer base, so we've really cut our exposure to that business fairly dramatically. And the suit separate businesses, where you can buy pieces and different sizes to mix and match is where we see some action happening. And that with the trend towards really a little bit more dressed up looks happening in Dress Barn is where we're headed. So again, downplaying suits and being replaced with suit separates.

Robin Murchison - Sun Trust - Analyst

Okay. Thanks very much.

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Final Transcript
Feb. 18. 2009 / 4:30PM ET, DBRN - Q2 2009 Dress Barn Earnings Conference Call

Operator

There are no further questions at this time. This concludes the question-and-answer session of the call.

David Jaffee - Dress Barn, Inc. - President, CEO

Thank you, Tanya, and thank you for all of the participants. We look forward to speaking to you at our next quarter call.

Operator

Ladies and gentlemen, thank you for your participation in today's conference. This concludes the presentation. You may now disconnect, and have a great day.

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